Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 15, 2021, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Chase Corporation on Form 10-K for the year ended August 31, 2021. We consent to the incorporation by reference of said reports in the Registration Statements of Chase Corporation on Forms S-8 (File No. 333-189961 and File No. 333-131929).

/s/ GRANT THORNTON LLP

Boston, Massachusetts

November 15, 2021